UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 13, 2016, Banc of California, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The results of the items voted on at the Annual Meeting are as follows:

Proposal I Election of the two Class I director nominees, each for a term of three years:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven A. Sugarman	28,240,199	5,522,048	7,002,768
Jonah F. Schnel	21,180,113	12,582,134	7,002,768

The Company’s directors are elected by a plurality of the votes cast. Accordingly, each of the nominees named above was elected.

Proposal II Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,759,389	115,292	890,334	0

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

Proposal III An advisory (non-binding) vote to approve the compensation of the Company’s executives disclosed in the Company’s proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,856,524	22,945,850	959,873	7,002,768

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this non-binding proposal was not approved.

Proposal IV Consideration, if properly presented at the Annual Meeting, of a non-binding stockholder proposal to adopt a majority voting standard in relation to the election of directors:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,958,008	645,252	6,158,987	7,002,768

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this non-binding proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

May 19, 2016	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

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